EXHIBIT 99.1

July 26, 2017

DTE Energy reports second quarter 2017 results, raises guidance

•	Announced broad sustainability initiative to reduce carbon emissions

•	Ranked second in overall customer satisfaction with electric residential customers in the Midwest

•	Named a top 10 ‘best place to work’ by Indeed in nationwide survey

DETROIT - DTE Energy (NYSE:DTE) today reported second quarter 2017 earnings of $177 million, or $0.99 per diluted share, compared with $152 million or $0.84 per diluted share in 2016.

Operating earnings for the second quarter 2017 were $191 million or $1.07 per diluted share, compared with 2016 operating earnings of $177 million, or $0.98 per diluted share. Operating earnings exclude non-recurring items, certain mark-to-market adjustments and discontinued operations. Reconciliations of reported earnings to operating earnings are included at the end of this news release.

“Our financial performance this quarter was strong, putting us in a position to raise our 2017 earnings guidance,” said Gerry Anderson, DTE Energy Chairman and CEO. “The second quarter was important and encouraging on many fronts as well: we announced our strategy to reduce carbon emissions by more than 80 percent, achieved top decile customer satisfaction and employee safety results, received national recognition from Gallup and Indeed for the quality of our workplace, and continued our investments in Michigan companies.”

Anderson also noted the following recent company accomplishments:

•
Commitment to reduce carbon emissions over 80 percent by 2050: In May, DTE Energy announced a broad sustainability initiative that will reduce the company’s carbon emissions by more than 80 percent by 2050. This reduction and the 2050 timeframe align with the target scientists broadly have identified as necessary to help address climate change. DTE's efforts to cut its carbon emissions will garner a 30 percent reduction by the early 2020s, 45 percent by 2030, 75 percent by 2040 and more than 80 percent by 2050.

•
Top decile customer satisfaction: Earlier this month, DTE Energy ranked second in overall customer satisfaction with electric utility residential customers in the Midwest among large utilities in J.D. Power's 2017 study. The recent results mark the seventh consecutive year that DTE Energy has ranked in the top quartile for Midwest large utilities. DTE has improved its customer satisfaction score every year since 2012.

•
Recognized as great workplace: For the fifth consecutive year, DTE Energy was recognized by the Gallup organization as a Gallup Great Workplace, Gallup’s highest honor that was created to recognize organizations for their ability to create an engaged and high-performing workplace. This award is given to only a select group of companies and DTE ranks in the 97th percentile or top three percent in the world.

•
Nationally-ranked employer: DTE Energy ranked seventh, ahead of Nike, Apple and The Walt Disney Company, in Indeed’s list of 50 Best Places to Work in 2017. The survey analyzed all Fortune 500 Index companies with over 5,000 employees, heavily weighting the site’s 15 million employee reviews as part of the evaluation criteria. DTE Energy’s top ten ranking was in the company of Salesforce, Facebook and Google.

•
Consecutive years of gas safety recognition: For the second consecutive year, DTE Energy received the American Gas Association's (AGA) Safety Achievement Award for excellence in employee safety. The award, based on safety results in 2016, recognizes companies that have the lowest number of employee injuries and illnesses as measured by the Federal Occupational Safety and Health Administration (OSHA).

•
Investing in Michigan: Through the first half of 2017, DTE Energy spent more than $840 million with Michigan-based companies as part of the Pure Michigan Business Connect initiative, with nearly $250 million spent within the City of Detroit. The company is 40 percent ahead of its year-to-date target putting

DTE on track to spend more than $1 billion again this year with companies located in the state of Michigan. This spend helps drive the state and local economies and creates jobs without compromising cost or quality.

Outlook for 2017
DTE Energy increased its 2017 operating earnings per share guidance to $5.26 - $5.57 from $5.15 - $5.46.

“We are confident in raising our operating earnings guidance from a midpoint of $5.31 to $5.42 per share based on our continued strong performance within our non-utility businesses,” said Peter Oleksiak, DTE Energy senior vice president and chief financial officer.

This earnings announcement and presentation slides are available at dteenergy.com/investors.

DTE Energy plans to conduct a conference call with the investment community hosted by Anderson at 9 a.m. ET today to discuss second quarter 2017 earnings results. Investors, the news media and the public may listen to a live internet broadcast of the call at dteenergy.com/investors. The telephone dial-in numbers are U.S. and Canada toll free: (888) 505-4377 or International toll: (719) 325-2390. The passcode is 9327084. The webcast will be archived on the DTE Energy website at dteenergy.com/investors. An audio replay of the call will be available from noon today through noon Wednesday August 9, 2017. To access the replay, dial US and Canada toll free (888) 203-1112 or International toll (719) 457-0820 and enter passcode 9327084.

About DTE Energy
DTE Energy is a Detroit-based diversified energy company involved in the development and management of energy-related businesses and services nationwide. Its operating units include an electric utility serving 2.2 million customers in Southeastern Michigan and a natural gas utility serving 1.3 million customers in Michigan. The DTE Energy portfolio includes non-utility energy businesses focused on power and industrial projects, natural gas pipelines, gathering and storage, and energy marketing and trading. Information about DTE Energy is available at dteenergy.com, twitter.com/dte_energy and facebook.com/dteenergy.

Use of Operating Earnings Information - DTE Energy management believes that operating earnings provide a more meaningful representation of the company’s earnings from ongoing operations and uses operating earnings as the primary performance measurement for external communications with analysts and investors. Internally, DTE Energy uses operating earnings to measure performance against budget and to report to the Board of Directors.

In this release, DTE Energy discusses 2017 operating earnings guidance. It is likely that certain items that impact the company's 2017 reported results will be excluded from operating results. Reconciliations to the comparable 2017 reported earnings guidance are not provided because it is not possible to provide a reliable forecast of specific line items (i.e. future non-recurring items, certain mark-to-market movements and discontinued operations). These items may fluctuate significantly from period to period and may have a significant impact on reported earnings.

The information contained herein is as of the date of this release. DTE Energy expressly disclaims any current intention to update any forward-looking statements contained in this release as a result of new information or future events or developments. Words such as “anticipate,” “believe,” “expect,” “may,” “could,” “projected,” “aspiration,” “plans” and “goals” signify forward-looking statements. Forward-looking statements are not guarantees of future results and conditions but rather are subject to various assumptions, risks and uncertainties. This release contains forward-looking statements about DTE Energy’s financial results and estimates of future prospects, and actual results may differ materially.

Many factors impact forward-looking statements including, but not limited to, the following: impact of regulation by the EPA, the FERC, the MPSC, the NRC, and for DTE Energy, the CFTC, as well as other applicable governmental proceedings and regulations, including any associated impact on rate structures; the amount and timing of cost recovery allowed as a result of regulatory proceedings, related appeals, or new legislation, including legislative amendments and retail access programs; economic conditions and population changes in our geographic area resulting in changes in demand, customer conservation, and thefts of electricity and, for DTE Energy, natural gas; environmental issues, laws, regulations, and the increasing costs of remediation and compliance, including actual and potential new federal and state requirements; health, safety, financial, environmental, and regulatory risks associated with ownership and operation of nuclear facilities; changes in the cost and availability of coal and other raw materials, purchased power, and natural gas; volatility in the short-term natural gas storage markets impacting third-party storage revenues related to DTE Energy; impact of volatility of prices in the oil and gas markets on DTE Energy's gas storage and pipelines operations; impact of volatility in prices in the international steel markets on DTE Energy's power and industrial projects operations; volatility in commodity markets, deviations in weather, and related risks impacting the results of DTE Energy's energy trading operations; changes in the financial condition of DTE Energy's significant customers and strategic partners; the potential for losses on investments, including nuclear decommissioning and benefit plan assets and the related increases in future expense and contributions; access to capital markets and the results of other financing efforts which can be affected by credit agency ratings; instability in capital markets which could impact availability of short and long-term financing; the timing and extent of changes in interest rates; the level of borrowings; the potential for increased costs or delays in completion of significant capital projects; changes in, and application of, federal, state, and local tax laws and their interpretations, including the Internal Revenue Code, regulations, rulings, court proceedings, and audits; the effects of weather and other natural phenomena on operations and sales to customers, and purchases from suppliers; unplanned outages; the cost of protecting assets against, or damage due to, cyber crime and terrorism; employee relations and the impact of collective bargaining agreements; the risk of a major safety incident at an electric distribution or generation facility and, for DTE Energy, a gas storage, transmission, or distribution facility; the availability, cost, coverage, and terms of insurance and stability of insurance providers; cost reduction efforts and the maximization of plant and distribution system performance; the effects of competition; changes in and application of accounting standards and financial reporting regulations; changes in federal or state laws and their interpretation with respect to regulation, energy policy, and other business issues; contract disputes, binding arbitration, litigation, and related appeals; implementation of new information systems; and the risks discussed in our public filings with the Securities and Exchange Commission. New factors emerge from time to time. We cannot predict what factors may arise or how such factors may cause results to differ materially from those contained in any forward-looking statement. Any forward-looking statements speak only as of the date on which such statements are made. We undertake no obligation to update any forward-looking statement to reflect events or circumstances after the date on which such statement is made or to reflect the occurrence of unanticipated events. This presentation should also be read in conjunction with the Forward-Looking Statements section of the joint DTE Energy and DTE Electric 2016 Form 10-K and 2017 Forms 10-Q (which section is incorporated by reference herein), and in conjunction with other SEC reports filed by DTE Energy and DTE Electric.

For further information, members of the media may call:
Stephanie Beres, DTE Energy, 313.235.5555

For further information, analysts and investors may call:
Barbara Tuckfield, DTE Energy, 313.235.1018
Joyce Leslie, DTE Energy, 313.235.3209

DTE Energy Company
Consolidated Statements of Operations (Unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2017	2016	2017	2016
	(In millions, except per share amounts)
Operating Revenues
Utility operations	$1,423	$1,435	$3,141	$3,099
Non-utility operations	1,432	827	2,950	1,729
	2,855	2,262	6,091	4,828

Operating Expenses
Fuel, purchased power, and gas — utility	396	414	925	979
Fuel, purchased power, and gas — non-utility	1,248	717	2,428	1,493
Operation and maintenance	559	542	1,159	1,058
Depreciation and amortization	249	243	498	472
Taxes other than income	97	91	206	190
Asset (gains) losses and impairments, net	3	(1)	3	(1)
	2,552	2,006	5,219	4,191
Operating Income	303	256	872	637

Other (Income) and Deductions
Interest expense	133	114	258	227
Interest income	(2)	(3)	(5)	(14)
Other income	(66)	(57)	(130)	(109)
Other expenses	6	7	13	15
	71	61	136	119
Income Before Income Taxes	232	195	736	518

Income Tax Expense	57	50	167	133

Net Income	175	145	569	385

Less: Net Loss Attributable to Noncontrolling Interests	(2)	(7)	(8)	(14)

Net Income Attributable to DTE Energy Company	$177	$152	$577	$399

Basic Earnings per Common Share
Net Income Attributable to DTE Energy Company	$0.99	$0.84	$3.21	$2.22

Diluted Earnings per Common Share
Net Income Attributable to DTE Energy Company	$0.99	$0.84	$3.21	$2.22

Weighted Average Common Shares Outstanding
Basic	179	179	179	179
Diluted	179	180	179	180
Dividends Declared per Common Share	$0.825	$0.73	$1.65	$1.46

DTE Energy Company
Segment Net Income (Unaudited)

	Three Months Ended June 30,
	2017				2016
	Reported Earnings	Adjustments		Operating Earnings	Reported Earnings	Adjustments		Operating Earnings
	(In millions)
DTE Electric	$138	$10	A	$148	$135	$—		$135

DTE Gas	1	—		1	13	—		13

Non-utility operations
Gas Storage and Pipelines	40	—		40	35	—		35

Power and Industrial Projects	30	—		30	15	2	C	17

Energy Trading	—	4	B	4	(23)	23	B	—

Total Non-utility operations	70	4		74	27	25		52

Corporate and Other	(32)	—		(32)	(23)	—		(23)

Net Income Attributable to DTE Energy Company	$177	$14		$191	$152	$25		$177

Adjustments key
A) MPSC disallowance of power supply recovery costs related to a customer settlement — recorded in Operating Revenues — Utility operations and Other (Income) and Deductions — Interest expense (net of tax of $6M)

B) Certain adjustments resulting from derivatives being marked-to-market without revaluing the underlying non-derivative contracts and assets — recorded in Operating Expenses — Fuel, purchased power, and gas — non-utility (net of tax of $2M in 2017 and $15M in 2016)

C) Closure of Shenango coke battery due to impacts from downturn in North American steel industry — recorded in Operating Expenses — Asset (gains) losses and impairments (net of tax of $1M)

DTE Energy Company
Segment Diluted Earnings Per Share (Unaudited)

	Three Months Ended June 30,
	2017				2016
	Reported Earnings	Adjustments(1)		Operating Earnings	Reported Earnings	Adjustments(1)		Operating Earnings

DTE Electric	$0.77	$0.06	A	$0.83	$0.75	$—		$0.75

DTE Gas	0.01	—		0.01	0.07	—		0.07

Non-utility operations
Gas Storage and Pipelines	0.22	—		0.22	0.20	—		0.20

Power and Industrial Projects	0.17	—		0.17	0.08	0.01	C	0.09

Energy Trading	—	0.02	B	0.02	(0.13)	0.13	B	—

Total Non-utility operations	0.39	0.02		0.41	0.15	0.14		0.29

Corporate and Other	(0.18)	—		(0.18)	(0.13)	—		(0.13)

Net Income Attributable to DTE Energy Company	$0.99	$0.08		$1.07	$0.84	$0.14		$0.98

(1) Per share amounts for the adjustments are based on the after-tax effect for each item, divided by the diluted weighted average common shares outstanding, as noted on the Consolidated Statements of Operations (Unaudited)

Adjustments key — see previous page

DTE Energy Company
Segment Net Income (Unaudited)

	Six Months Ended June 30,
	2017				2016
	Reported Earnings	Adjustments		Operating Earnings	Reported Earnings	Adjustments		Operating Earnings
	(In millions)
DTE Electric	$244	$10	A	$254	$262	$—		$262

DTE Gas	108	—		108	100	—		100

Non-utility operations
Gas Storage and Pipelines	85	—		85	65	—		65

Power and Industrial Projects	60	—		60	32	6	C	38

Energy Trading	96	(74)	B	22	(30)	46	B	16

Total Non-utility operations	241	(74)		167	67	52		119

Corporate and Other	(16)	—		(16)	(30)	—		(30)

Net Income Attributable to DTE Energy Company	$577	$(64)		$513	$399	$52		$451

Adjustments key
A) MPSC disallowance of power supply recovery costs related to a customer settlement — recorded in Operating Revenues — Utility operations and Other (Income) and Deductions — Interest expense (net of tax of $6M)

B) Certain adjustments resulting from derivatives being marked-to-market without revaluing the underlying non-derivative contracts and assets — recorded in Operating Expenses — Fuel, purchased power, and gas — non-utility (net of tax of $47M in 2017 and $30M in 2016)

C) Closure of Shenango coke battery due to impacts from downturn in North American steel industry — recorded in Operating Expenses — Asset (gains) losses and impairments (net of tax of $3M)

DTE Energy Company
Segment Diluted Earnings Per Share (Unaudited)

	Six Months Ended June 30,
	2017				2016
	Reported Earnings	Adjustments(1)		Operating Earnings	Reported Earnings	Adjustments(1)		Operating Earnings

DTE Electric	$1.36	$0.06	A	$1.42	$1.46	$—		$1.46

DTE Gas	0.60	—		0.60	0.56	—		0.56

Non-utility operations
Gas Storage and Pipelines	0.47	—		0.47	0.36	—		0.36

Power and Industrial Projects	0.33	—		0.33	0.18	0.03	C	0.21

Energy Trading	0.54	(0.41)	B	0.13	(0.17)	0.26	B	0.09

Total Non-utility operations	1.34	(0.41)		0.93	0.37	0.29		0.66

Corporate and Other	(0.09)	—		(0.09)	(0.17)	—		(0.17)

Net Income Attributable to DTE Energy Company	$3.21	$(0.35)		$2.86	$2.22	$0.29		$2.51

(1) Per share amounts for the adjustments are based on the after-tax effect for each item, divided by the diluted weighted average common shares outstanding, as noted on the Consolidated Statements of Operations (Unaudited)

Adjustments key — see previous page